UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 8, 2010

NETSCOUT SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0000-26251	04-2837575
(Commission File Number)	(IRS Employer Identification No.)

310 Littleton Road Westford, Massachusetts	01886
(Address of principal executive offices)	(Zip Code)

(978) 614-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On September 13, 2010, NetScout Systems, Inc., or the Company, appointed Jean Bua as the Company’s Vice President of Finance and Chief Accounting Officer.  Ms. Bua will serve as the Company’s principal accounting officer and will report directly to the Company’s Chief Financial Officer and Senior Vice President, General Operations.

          Prior to joining the Company, Ms. Bua served as Executive Vice President, Finance & Treasurer of American Tower Corporation, or American Tower, from April 2009 until September 2010. She served as Interim Chief Financial Officer from June 2008 through March 2009.  From February 2007 until June 2008, Ms. Bua was Executive Vice President, Finance and Corporate Controller of American Tower, and, from August 2005 until February 2007, she was Senior Vice President, Finance and Corporate Controller of American Tower. Ms. Bua is a Certified Public Accountant and holds an M.B.A. degree from the University of Rhode Island.

          In connection with her appointment, Ms. Bua will enter into the Company’s standard indemnification agreement which was previously filed as Exhibit 10.2 to Company’s Current Report on Form 8-K filed on September 19, 2006.  Ms. Bua will also enter into the Company’s standard Severance Agreement for Executive Officers previously filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009, except that for Ms. Bua’s agreement, Ms. Bua will be entitled to severance payments thereunder if she resigns as an employee of the Company for any reason at any time after the fifteen month and prior to fourteen days following the eighteen month anniversary of the agreement or the Company terminates her employment without cause at any time prior to the eighteen month anniversary of the agreement.  Other than as stated in the immediately prior sentence, the terms and conditions of Ms. Bua’s agreement are the same standard terms and conditions contained in the previously filed Severance Agreement for Executive Officers.

          Ms. Bua will also receive a restricted stock unit grant for a number of shares of the Company’s common stock equal to $450,000.  These units will be subject to the terms and conditions of the NetScout Systems, Inc. 2007 Equity Incentive Plan, as amended, and will be subject to vesting in four equal annual installments.

Item 5.07. Submission of Matters to a Vote of Security Holders.

          On September 8, 2010, the Company held its Annual Meeting of Stockholders. As of July 12, 2010, the record date for the Annual Meeting, 41,864,399 shares of the Company’s common stock were issued and outstanding.  A summary of the matters voted upon by stockholders is set forth below.

1.   The Company’s stockholders re-elected each of Anil K. Singhal, John R. Egan and Stuart M. McGuigan as a Class II director of the Company to serve until the 2013 annual meeting and until their respective successors have been elected and qualified. The voting results were as follows:

	Votes For	Withheld	Broker Non-Votes
Anil K. Singhal	34,350,304	686,015	2,729,472
John R. Egan	34,933,869	102,450	2,729,472
Stuart M. McGuigan	34,956,942	79,377	2,729,472

2.   The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending March 31, 2011. Voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
37,318,662	440,994	6,135	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCOUT SYSTEMS, INC.

By:	/s/ David P. Sommers
David P. Sommers
Chief Financial Officer and Senior
Vice President, General Operations

Date:	September 13, 2010